EMPLOYMENT AGREEMENT



     AGREEMENT entered into this 1st day of January 2000 by and between Randy C.

Martin (the "Employee") and Spartech Corporation, a Delaware corporation (the

"Employer").

                            WITNESSETH:

     WHEREAS, Employer desires to employ Employee, and Employee is willing to accept such employment on the terms hereinafter set forth,

     NOW, THEREFORE, the parties agree as follows:

      1. Employment.  Employer hereby employs Employee and Employee agrees to accept such employment on the terms and conditions hereinafter set forth.

      2. Term.  The term of this Agreement shall commence January 1, 2000 for a term of three (3) years ending January 1, 2003 (Original Term), unless extended by mutual consent of the parties hereto.

     It is the intent of the parties to negotiate a new contract to replace this contract by December 31, 2001.  If the parties have not entered into a new three

(3) year contract by December 31, 2001, then it is understood this contract is effectively terminated and an amount equivalent to the Base Salary plus the last year's bonus shall become due and payable on demand of the Employee or throughout the remaining year of the Original Term, at the sole discretion of the Employee.  This amount should be in addition to any other benefits earned as of that date.

      3. Duties.  Employer employs Employee to act in an executive capacity, as

Vice President of Finance and Chief Financial Officer for Employer, on all

aspects of its business, as and when requested, and at such times and places as

Employer shall reasonably request, subject always to the control and direction of Employer's Board of Directors.  During the term of this Agreement, Employee

(a) will serve Employer faithfully, diligently and to the best of his ability,

and (b) will devote his best efforts and his entire working time, attention and skill to the performance of his duties hereunder and to promoting and furthering the interests of Employer.  While he is so employed, Employee will not, without the prior written consent of employer render any services to any other business concern; provided, however, that nothing herein shall prevent Employee from (i)

engaging

in additional activities in connection with personal investments which do not interfere or conflict with his duties hereunder, or (ii) making any investment in any publicly traded company so long as such investment does not exceed one percent of the outstanding securities of any class.

      4. Compensation.  Subject to periodic review for cost of living and/or merit and other increases, Employer agrees to compensate Employee at the rate of

$160,000 annually (Base Salary).  Employer shall further advance or reimburse to

Employee such other monies as Employer determines for credit cards, costs and other reasonable expenses incurred by Employee in the discharge of Employer's instructions hereunder, and consistent with the necessities of the operation of the business.  Employee may also participate in all stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established and hereafter instituted by Employer which are generally available to other employees of comparable position.  For the term of this Agreement,

Employer shall maintain term life insurance for Employee's designated beneficiaries equivalent to $250,000.

      5. Bonuses.  Employee shall be eligible for an annual discretionary bonus based upon his performance, and based upon the overall results of the Employer's operations at the end of each year, paid in accordance with the terms and conditions of Employer's Bonus Program.  Any such Bonus shall be subject to approval by the CEO, and the Compensation Committee of the Board of Directors of

Employer.

      6. Non-Disclosure.  Employee acknowledges that as a result of his employment by Employer he has acquired, and in the future, will use and acquire knowledge and information utilized by Employer in its business which may not be generally available to the public or to other persons in the plastics business

("Confidential Information"), including, without limitation, Employer's systems,

procedures, formulas, processes, confidential reports, lists of customers,

pricing structure, margins with respect to its products and similar information.

As a material inducement to Employer to enter into this Agreement and to pay

Employee the compensation set forth herein, Employee agrees that he will not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by

Employer to receive Confidential Information and except for information which becomes publicly available through no fault of Employee.

      7. Covenant Not To Compete; No Solicitation of Employees.  Employee agrees as follows:

         (a) For as long as he is employed by Employer and for one year after any termination of employment, Employee agrees that he will not, directly or indirectly, except as a passive investor in publicly held companies in which he has less than a one percent interest, engage in, own or control any interest in or act as director, officer or employee of, or consultant to, any firm or corporation, directly or indirectly engaged, as these terms may be reasonably construed, in a business substantially similar to that operated by Employer on the date of termination, in the territories where Employer manufactures or distributes its products.  If the Employee is terminated without cause pursuant to Paragraph 12(a) hereof, the non-competition provisions of this Paragraph 7(a)

shall apply only so long as Employer continues to pay Employee his base salary.

         (b) Employee agrees that for one year after any termination of his employment with Employer he will not, directly or indirectly, induce, or attempt to induce, any of the employees of Employer to leave the employment of Employer,

or to employ any such employees within 90 days after any termination of their employment with Employer.

      8. Inventions.  Employee acknowledges that all inventions, production processes, techniques, programs, patents, discoveries, formulas and improvements invented, discovered or learned by Employee during employment hereunder, and relating to Employer's business, will be disclosed to Employer and will be the sole property of Employer.

      Employee further acknowledges that information imparted to him by

Employer, relating to Employer's production and business methods, techniques,

customer lists, statistics, credit, customers and suppliers is secret and confidential.  Therefore, Employee shall, upon termination of his employment hereunder and as a prior condition to receiving final wages, return to Employer all books, records and notes containing customer lists and addresses, all duplicate invoices, all statements and correspondence pertaining to such customers, and all information and documents (including all copies thereof)

relating to customers, their needs, products of Employer used by them, schedules of discussions with them, all formulas, code books, price lists, products,

manuals and equipment, production or processing information or instructions,

data applicable to methods of manufacture, types, kinds, suppliers and costs of raw materials, and all other information of confidential or secret nature applicable to Employer, its customers and the manner of conducting its business.

Employer agrees, however, to provide Employee, upon request, with copies of whatever documents he may reasonably require.  As a prior condition to his receiving final wages, Employee, if requested, shall also execute an affidavit to the effect that he has complied with the provisions in this

Paragraph 8.  The restraints on Employee, as set forth in this Paragraph 8,

however, shall not apply to those inventions for which no equipment, supplies,

facility or trade secret information of Employer was used and which was developed entirely on Employee's own time and which does not relate to the business of the Employer, to Employer's actual or demonstrably anticipated research or development, or which did not result from any work performed by

Employee for Employer.

      9. Remedies.  By reason of the fact that irreparable harm would be sustained by Employer if there is any breach by Employee of the provisions of

Paragraphs 6, 7 and 8 hereof, it is agreed that, in addition to any other rights which Employer may have under this Agreement or at law or in equity, Employer shall be entitled to apply to any court of competent jurisdiction for, and obtain, injunctive relief against Employee or against any third party, in order to prevent any breach or threatened breach of the provisions of such paragraph.

     10. Death During Employment.  If Employee should die during the term of this Agreement, Employer's only obligation shall be to pay Employee's spouse, or his estate if he has no spouse, his base monthly salary to the month in which death occurs.

     11. Disability.  Employer, at its option, may terminate this Agreement upon written notice to Employee if the Employee, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days.

Upon such termination, all obligations hereunder of the Employer shall cease.

     12. Termination.  Anything herein to the contrary notwithstanding, Employer shall have the right to terminate this Agreement as follows:

         (a) Employer may terminate this Agreement without cause upon written notice to Employee.  In the event of such termination, Employee will be entitled to receive the unpaid portion of base salary for the remaining term of this

Agreement, paid out over the remaining term of this Agreement.

         (b) Employer may terminate this Agreement at any time for cause.

"Cause" as used herein shall mean dishonesty, theft, conviction of a felony,

drunkenness or a material breach of this Agreement.  "Cause" shall also include the failure of Employee, within ten days after receipt of written notice

                                       -6-



     thereof from Employer, for any reason, to correct, cease or otherwise alter any failure to comply with the lawful

instructions of the corporation's Board of Directors or other        act or

omission which, in the sole opinion of the Board of Directors, will materially adversely affect Employer's business.  In the event of termination for cause,

Employer shall have no obligation to pay any compensation except to the extent the Employee's base salary has been accrued but is unpaid at the time of termination.

     13. Severability.  If any part of this Agreement is found to be void or unenforceable for any reason, the remainder of this Agreement shall be severable and may be enforced accordingly.

     14. Benefit.  This Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and administrators, and upon the Employer and its successors, but this Agreement may not be assigned by either party except by operation of law by a merger of the Employer into another corporation or by Employer in connection with any sale of its business or parts thereof.

     15. Headings.  These headings have been inserted in this Agreement for convenience only and shall not affect the interpretation hereof.

     16. Entire Agreement.  This Agreement contains the entire understanding of the parties and may not be amended or changed except by an agreement in writing signed by the parties.

     17. Notices.  Any notices required or permitted hereunder shall be addressed to Employer at its principal office and to Employee at his address as it appears in the records of the Employer, or at such other address as either party may have furnished to the other for such purpose in writing.

     18. Applicable Law.  This Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   EMPLOYER:

                                   SPARTECH CORPORATION


                                   By: /s/Bradley B. Buechler
                                       Bradley B. Buechler
                                       Chairman, President and CEO


                                   EMPLOYEE:
                                   /s/ Randy C. Martin
                                   Randy C. Martin